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                                                                      EXHIBIT 15



                          Letter of Ernst & Young LLP


       re Unaudited Condensed Consolidated Interim Financial Information



To Oxford Health Plans, Inc.



We are aware of the incorporation by reference in the Registration Statement on Form S-4 of Oxford Health Plans, Inc. of our report dated May 14, 1999 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q/A No. 1 for the quarter ended March 31, 1999.



                                          /s/ Ernst & Young LLP



Stamford, Connecticut


June 27, 1999